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BARRISTER GLOBAL SERVICES NETWORK, INC.


EXHIBIT NO. 24

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Barrister Global Services Network, Inc.:

We have audited the accompanying statements of operations, stockholders' equity, and cash flows of Barrister Global Services Network, Inc. for the year ended March 31, 2000. In connection with our audit of the financial statements, we have also audited the 2000 data included in the financial statement schedule listed in exhibit 27 of the annual report on Form 10-K for the fiscal year ended March 31, 2002. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows of Barrister Global Services Network, Inc for the year ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the 2000 data included in the related financial statement schedule referred to above, when considered in relation to the basic financial statements for the year ended March 31, 2000 taken as a whole, present fairly, in all material respects, the information set forth therein.





KPMG LLP
Buffalo, New York
June 26, 2000




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